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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	April 20, 2021

ERIE INDEMNITY COMPANY
(Exact name of registrant as specified in its charter)

Pennsylvania	0-24000	25-0466020
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

100 Erie Insurance Place,	Erie,	Pennsylvania	16530
(Address of principal executive offices)			(Zip Code)

Registrant’s telephone number, including area code:	814	870-2000

Not applicable
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Class A common stock,	stated value $0.0292 per share	ERIE	NASDAQ Stock Market, LLC
(Title of each class)		(Trading Symbol)	(Name of each exchange on which registered)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

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Item 5.07 Submission of Matters to a Vote of Security Holders.

(a) Erie Indemnity Company (the “Company”) held its 96th Annual Meeting of Shareholders (the “Annual Meeting”) on April 20, 2021. On the record date for the Annual Meeting, the Company had 2,542 shares of Class B common stock outstanding which had the exclusive right to vote on all matters presented for consideration at the meeting.

(b) At the Annual Meeting, shareholders of the Company re-elected all 11 incumbent directors to serve on the Company's Board of Directors for a one-year term. The names of the elected directors and voting results appear below. None of the shareholders who voted withheld authority or abstained.

For
J. Ralph Borneman, Jr.	2,540
Eugene C. Connell	2,540
Salvatore Correnti	2,540
LuAnn Datesh	2,540
Jonathan Hirt Hagen	2,540
Thomas B. Hagen	2,540
C. Scott Hartz	2,540
Brian A. Hudson, Sr.	2,540
George R. Lucore	2,540
Thomas W. Palmer	2,540
Elizabeth Hirt Vorsheck	2,540

Item 8.01 Other Events.

At its meeting on April 20, 2021, the Company’s Board of Directors approved the following quarterly dividend on shares of Erie Indemnity Company Class A common stock:

Dividend Number: 364
Class A Rate Per Share: $1.035
Declaration Date: April 20, 2021
Ex-Dividend Date: July 2, 2021
Record Date: July 6, 2021
Payable Date: July 20, 2021

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Erie Indemnity Company

April 22, 2021	By:	/s/ Brian W. Bolash

Name: Brian W. Bolash
Title: SVP, Secretary & General Counsel